UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 17, 2009

VLOV, INC.

  (Exact name of registrant as specified in Charter)

Nevada	000-53155	20-8658254
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

No 1749-1751 Xiangjiang Road
Shishi City, Fujian Province
People’s Republic of China

  (Address of Principal Executive Offices)

(86595) 88554555

   (Issuer Telephone Number)

N/A

   (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management.  When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s pro forma financial statements and the related notes filed with this Form 8-K.

In this Form 8-K, references to “we,” “our,” “us,” “VLOV” the “Company” or the “Registrant” refer to VLOV, Inc., a Nevada corporation.

Item 1.01                      Entry into a Material Definitive Agreement

On November 17, 2009, we entered into a securities purchase agreement (the “Purchase Agreement”) with several accredited investors (collectively the “Purchasers”) pursuant to which we sold and issued to the Purchasers 1,350,581 shares of our series A convertible preferred stock, par value $0.00001 per share (the “Preferred Shares”), at $2.86 per share, and issued warrants (the “Warrants”) to purchase up to 675,290 shares of our common stock, par value $0.00001 per share (“Common Stock”), for no additional consideration. The transaction closed on November 17, 2009, with gross proceeds to us of $3,862,597.41 (the “Financing”).

As disclosed in our current report on Form 8-K filed with the SEC on October 30, 2009 (the “Form 8-K”), we previously sold and issued $4,136,261.13 of Preferred Shares and issued Warrants to purchase up to 723,126 shares of Common Stock  pursuant to the Purchase Agreement to several other accredited investors on October 27, 2009. The terms and conditions of the Purchase Agreement, the Preferred Shares and the Warrants as described in the Form 8-K are incorporated hereby, and are qualified in their entirety by the form thereof included as exhibits to the Form 8-K and incorporated herein.

Gilford Securities, Incorporated (the “Placement Agent”) acted as the placement agent in connection with the Financing. For its services, the Placement Agent will receive a cash fee equal to 1% of the gross proceeds. The Placement Agent will also receive Warrants to purchase up to 3% of the Common Stock underlying the Preferred Shares issued in the Financing.

Item 3.02                      Unregistered Sales of Equity Securities

The disclosures under Item 1.01 are incorporated in this Item 3.02 by reference.

We issued the Preferred Shares and the Warrants in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “1933 Act”). We made this determination based on, in part, the representations of the Purchasers which included, in pertinent part, that such Purchasers were “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the 1933 Act, and that such Purchasers were acquiring our securities, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each Purchaser understood that the Preferred Shares and Warrants, as well as the shares of Common Stock from conversion of the Preferred Shares or exercise of the Warrants, may not be sold or otherwise disposed of without registration under the 1933 Act or an applicable exemption therefrom.

Item 9.01                      Financial Statements and Exhibits

Exhibit Number	Exhibit Title or Description
4.1	Form of Certificate of Series A Preferred Stock (1)
99.1	Form of Securities Purchase Agreement, dated as of November 17, 2009, by and among the Company and the Purchasers (1)
99.2	Form of Warrant (1)
__________

(1)	Filed as an exhibit to the Registrant’s current report on Form 8-K filed with SEC on October 30, 2009, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
VLOV, INC.

By:	/s/ Qingqing Wu
Qingqing Wu
Chief Executive Officer

Dated: November 19, 2009